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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                          STORAGE COMPUTER CORPORATION

     The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST:  The name of the corporation is
             Storage Computer Corporation

     SECOND: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business to be conducted or promoted and the purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is 20,000,000 shares of Common Stock, $.001 par value per share.

     The Common Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is authorized, by resolution with respect to any such series, from time to time to establish and designate one or more series of Common Stock and the powers, preferences and rights and the qualifications, limitations or restrictions thereof as shall be permitted by Delaware law and this Certificate of Incorporation.

     FIFTH: The name and mailing address of the incorporator is as follows:



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                 NAME                     MAILING ADDRESS
                 ----                     ---------------
         Alicia M.V. Wyman                Gaston & Snow
                                          One Federal Street
                                          Boston, MA 02110

     SIXTH: All corporate powers of the corporation shall be exercised by the board of directors except as otherwise by law or herein provided.

          (a) Directors need not be stockholders of the corporation.

          (b) Subject to any limitation contained in the by-laws, the board of directors may make by-laws, and from time to time may alter, amend or repeal any by-laws, but any by-laws made by the board of directors may be altered, amended or repealed by the stockholders at any meeting of stockholders by the affirmative vote of the holders of a majority of the stock present and voting at such meeting, provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of such meeting.

          (c) The board of directors shall have power from time to time to fix and determine and to vary the amount of the working capital of the corporation, to direct and determine the use and disposition thereof, to set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

          (d) The board of directors may from time to time determine whether and to what extent and at which times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or


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     document of the corporation except as conferred by statute or as authorized by the board of directors.

          (e) No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorized the contract or other transaction, or solely because his or their votes are counted for such purpose, provided that the material facts as to such relationship or interest and as to the contract or other transaction are disclosed or are known (1) to the board of directors or the committee, and the board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (2) to the stockholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the stockholders.

          (f) Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting power at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this certificate of incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

          (g) Any vote or votes authorizing liquidation of the corporation or proceedings for its dissolution may provide, subject to (i) any agreements among and




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     between stockholders, (ii) the rights of creditors and (iii) rights expressly provided for particular classes or series of stocks, for the distribution pro rata among the stockholders of the corporation of the assets of the corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the board of directors of the corporation to determine the value of the different assets of the corporation for the purpose of such liquidation and may divide or authorize the board of directors of the corporation to divide such assets or any part thereof among the stockholders of the corporation in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

          (h) Elections of directors need not be by ballot.

          (i) The corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such




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     action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Section (i) of Article SIXTH shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

     SEVENTH: No holder of stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the corporation or any additional stock to be issued by reason of any increase of the authorized capital stock of the corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock or such additional authorized issue of new stock, but rather such stock, bonds, certificates of indebtedness, debentures and other securities may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the board of directors in the exercise of their discretion.

     EIGHTH: Meetings of stockholders may be held without the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to the provisions of the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be from time to time designated by the board of directors.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter




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prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article TENTH shall not eliminate or limit a director's liability

          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law, or

          (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article TENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

     Any repeal or modification of this Article TENTH shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     THE UNDERSIGNED, hereby declaring and certifying that the facts stated in this Certificate of Incorporation are true, hereunto sets her hand and seal this 23rd day of August, 1991.

                                    /s/ Alicia M.V. Wyman
                                   --------------------------------
                                   Alicia M.V. Wyman, Incorporator






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